Exhibit 10.2
Director Version
GENENTECH, INC.
2004 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION GRANT AGREEMENT
     Genentech, Inc. (the “Company”) hereby grants you (the “Participant”), a nonqualified stock option (“Option”) under the Company’s 2004 Equity Incentive Plan (the “Plan”) to purchase shares of common stock of the Company (“Shares”). The date of this Nonqualified Stock Option Grant Agreement (the “Agreement”) is the date of grant as indicated on the Participant’s Stock Option Data Sheet (the “Grant Date”). Subject to the provisions of this Agreement and of the Plan, the principal features of this option are as follows:
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION GRANT
1. Vesting: Subject to any changes in vesting upon the occurrence of certain events, this Option is scheduled to become exercisable (vest) as to the number of Shares, and on the dates shown, on the Participant’s Stock Option Data Sheet. Vesting will not occur unless the Participant remains a Director of the Company through the applicable vesting date.
2. Termination of Service: Regardless of the reason for Termination of Service, if the vested Option is not exercised within the appropriate exercise period, the Option will automatically terminate and the Shares covered by the Option will revert to the Plan. If applicable, the provisions of Section 3 shall determine the appropriate number of Shares and vesting schedule upon Termination of Service.
     (a) General. If the Participant’s Termination of Service is for any reason other than Disability or death, the unvested portion of Participant’s Option will terminate immediately and the Shares covered by such portion will revert to the Plan. The Participant may exercise any vested but unexercised portion of the Option within three (3) months after the date of the Termination of Service, or prior to the expiration date indicated on his or her Stock Option Data Sheet (the “Expiration Date”), whichever occurs first.
     (b) Disability. If Participant’s Termination of Service is due to Disability, the Participant may exercise any vested but unexercised portion of his or her Option within twelve (12) months after the date of the Termination of Service, or prior to the Expiration Date, whichever occurs first. After applying this provision, any unvested portion of the Option will terminate and the Shares covered by such portion will revert to the Plan.
     (c) Death. Unless otherwise provided for by the Committee in the Agreement, if Participant’s Termination of Service is due to his or her death, one hundred percent (100%) of the Shares subject to the Option shall vest on the date of the Participant’s death, and the option shall be exercisable for up to three (3) years after the date of death, or prior to the Expiration Date, whichever occurs first. The Option may be exercised by the beneficiary designated by the Participant (as provided in Section 9.6 of the Plan), the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution.

3. Consultancy Arrangements. A change in status from Director to Consultant or Employee, as such terms are defined in the Plan, will not affect the vesting schedule or cause the option to expire, so long as Participant has no break in service with the Company.
4. Persons Eligible to Exercise Option. Except as determined by the Committee in its discretion, this Option shall be exercisable during the Participant’s lifetime only by the Participant unless (i) Participant is permanently disabled (as defined in Section 22(e) of the Code), in which case it may be exercised by Participant’s spouse or other individual to whom he or she has validly granted a durable power of attorney, or (ii) Participant has transferred the Option to a trust for his or her benefit, in which case it may be exercised only by the trustee of such trust.
5. Option is Not Transferable. Except to the extent provided in the Plan, the unvested Shares subject to this grant and the rights and privileges conferred hereby shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in any way (whether by operation of law or otherwise except pursuant to a qualified domestic relations order, as determined by the Company) other than by will or by the laws of descent and distribution.
6. Conditions to Exercise. This Option may be exercised by the person then entitled to do so as to any whole Shares which may then be purchased by (a) giving notice in such form or manner as the Company may designate, (b) providing full payment of the exercise price as indicated on the Participant’s Stock Option Data Sheet (the “Exercise Price”) and the amount of any income tax the Company determines is required to be withheld by reason of the exercise of this Option or as is otherwise required under Section 10 below, and (c) giving satisfactory assurances in the form or manner requested by the Company that the Shares to be purchased upon the exercise of this Option are being purchased for investment and not with a view to the distribution thereof.
7. Payment Methods. Except as otherwise required as a matter of law, the Exercise Price may be paid in one (or a combination of two or more) of the following forms:
     (a) Cash or its equivalent. The Company reserves the right to limit the availability of certain other methods of exercise as it deems necessary;
     (b) By tendering previously acquired Shares that have an aggregate Fair Market Value, as such term is defined in the Plan, at the time of exercise equal to the total Exercise Price;
     (c) Consideration under a cashless method of exercise;
     (d) By any other means that the Committee, in its sole discretion, determines to both provide legal consideration for the Shares and to be consistent with the terms of the Plan.
8. Timing Considerations. Notwithstanding any contrary provision of this Agreement, if the Expiration Date of this Option falls on a Saturday, Sunday or holiday, the Participant may exercise any vested but unexercised portion of this Option at any time prior to the close of business on the first business day following that Saturday, Sunday or holiday. In addition, if the Option is to be exercised through a stock broker-assisted transaction, it must be exercised while the applicable stock market is open for trading and before the Option otherwise expires. If the Participant receives a hardship withdrawal from his or her account (if any) under the Company’s Tax Reduction Investment Plan (the “401(k) Plan”) for U.S. employees, this Option may not be exercised during the six (6) month period following the hardship withdrawal (unless the Company determines that exercise would not jeopardize the tax-qualification of the 401(k) Plan).
9. Trusts. The Option may be transferred by the Participant to a trust for his or her benefit or by will or the laws of descent or distribution, all in accordance with such procedures as the Company in its discretion may designate from time to time. In the event the Participant decides to transfer the Option to a trust for his or her benefit, the Participant must obtain the consent of the Company to such transfer and the trustee shall be required to make certain representations in writing to the Company regarding the exercise of the Option and the trading of the Shares obtained upon the exercise of the Option.
10. Tax Withholding. The Company shall assess its requirements regarding tax, social insurance and any other payroll tax withholding and reporting in connection with this Option, including the grant, vesting or exercise of this Option or sale of Shares acquired pursuant to the exercise of this Option (“tax-related items”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Participant hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains his or her responsibility and liability and that the Company (a) makes no representations or undertaking regarding treatment of any tax-related items in connection with any aspect of this Option grant, including the grant, vesting or exercise of this Option and the subsequent sale of Shares acquired pursuant to the exercise of this Option; and (b) does not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Participant’s liability regarding tax-related items. In the event the Company determines that it and/or a Subsidiary must withhold any tax-related items as a result of the Participant’s participation in the Plan, the Participant agrees as a condition of the grant of this Option to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Participant authorizes the Company and/or a Subsidiary to withhold all applicable withholding taxes from the Participant’s cash compensation. Furthermore, the Participant agrees to pay any amount of taxes to the Company and/or a Subsidiary as one or both may be required to withhold as a result of the Participant’s participation in the Plan and that cannot be satisfied by deduction from the cash compensation paid to the Participant. The Participant acknowledges that he or she may not exercise this Option unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied.
11. Section 409A. Under Section 409A of the Code, an Option that vests after December 31, 2004, that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share of common stock on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by the Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. The Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. The Participant agrees that if the IRS determines that this Option was granted with a per share exercise price that was less than the Fair Market Value of a Share on the date of grant, the Participant will be solely responsible for his or her costs related to such a determination.
12. Suspension of Exercisability. This Option, in the sole discretion of the Company, may not be exercised, in whole or in part, and the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares, the filing of quarterly reports and the completion of any restatement of financial statements required under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience. Any suspension of exercise or delay in the issuance of Shares as a result of one or more of the following conditions shall not extend the Expiration Date of this Option, and the Company shall have no further obligation or liability with respect to this Option as of and following the Expiration Date.
13. Address for Notices. Address any notice given to the Company under this Agreement to: Corporate Securities Administration, MS 49, Legal Department, Genentech, Inc., 1 DNA Way, South San Francisco, CA 94080, or at such other address as the Company may subsequently designate in writing.
14. No Rights of Stockholder. Neither the Participant nor any beneficiary shall be or have any of the rights or privileges of a stockholder of the Company with respect to any of the Shares issuable pursuant to the exercise of this Option, unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary). Nothing in the Plan or this Option shall create an obligation on the part of the Company to repurchase any Shares purchased hereunder.
15. No Effect on Service as a Director. Subject to any contract with the Participant, Participant’s terms of service shall be determined from time to time by the Company and by the shareholders of the Company, which entities hereby expressly reserve the right to terminate or change the terms of service of the Participant at any time for any reason whatsoever, with or without good cause. Neither the transaction(s) contemplated hereunder nor the vesting schedule indicated on the Participant’s Stock Option Data Sheet constitutes an express or implied promise of continued service as a Director for any period of time.
16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Terms used and not defined in this Agreement shall have the meaning set forth in the Plan. This Option is not an incentive stock option as defined in Section 422 of the Code. The Company may, in its discretion, issue newly issued Shares or treasury shares pursuant to this Option.
17. Binding Agreement. Subject to the limitation on the transferability of this Option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
18. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt rules consistent with the Plan for the administration, interpretation and application of the Plan and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. The Committee shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
19. Captions. Captions provided herein are for convenience only, and shall not serve as a basis for interpretation or construction of this Agreement.
20. Agreement Severable. In the event that any provision in this Agreement shall be held illegal or invalid for any reason, such provision shall be severable from, and such illegality or invalidity shall not be construed to have any effect on, the remaining provisions of this Agreement.
21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.
22. Amendment, Suspension or Termination of the Plan. By accepting this award, the Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23. Labor Law. By accepting this Option, the Participant acknowledges that: (a) the grant of this Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (b) all determinations with respect to any future grants, including, but not limited to, the times when the Options shall be granted, the number of Shares subject to each Option, the Exercise Price, and the time or times when each Option shall be exercisable, will be at the sole discretion of the Company; (c) the Participant’s participation in the Plan is voluntary; (d) the value of this Option is an extraordinary item of compensation which is outside the scope of the Participant’s contract, if any; (e) this Option is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of this Option ceases upon Termination of Service for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) if the underlying Shares do not increase in value, this Option will have no value; (i) this Option has been granted to the Participant in accordance with the Participant’s status as a Director of the Company or its Subsidiaries; (j) any claims resulting from this Option shall be enforceable, if at all, against the Company; and (k) no claim or entitlement to compensation or damages arises if the Option does not increase in value and the Participant irrevocably releases the Company and its Subsidiaries from any such claim that does arise.
24. Disclosure of Participant Information. By accepting this Option, the Participant consents to the collection, receipt, use, retention and transfer of personal data as described in this Section 24. The Participant understands that the Company and its Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, data for tax withholding purposes, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Participant further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia. The Participant expressly authorizes the Company to collect, receive, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan and/or the subsequent holding of Shares on his or her behalf, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares acquired upon exercise of this Option. The Participant understands that he or she may, at any time, without cost, view the Data, require any necessary amendments to the Data or withdraw his or her consent herein in writing by contacting the human resources department and/or the stock option administrator of the Company. The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to accept an Option under the Plan.
25. Notice of Governing Law. This option shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

GENENTECH, INC.
2004 EQUITY INCENTIVE PLAN
STOCK OPTION DATA SHEET

Optionee:	«First_Name» «Middle_Name» «Last_Name»
Date of Grant:	«Grant_Date»	Grant Number:	«Grant_Number»
Shares subject to option:			«Shares_Granted»
Exercise price per share:			«Grant_Price»
Scheduled date of vesting of first installment (“Initial Vesting Date”)			«Period_1_Vest»
Number of shares scheduled to vest on Initial Vesting Date:			«Period_1_Shares»
Number of shares scheduled to vest per month after Initial Vesting Date:			«Monthly_Vest»
Expiration Date of the Option:			«Expiration_Date»
On the date specified above, Genentech, Inc. (the “Company”) approved a grant to you of the option described above to purchase shares of Genentech, Inc. Common Stock (the “Shares”) under the Genentech, Inc. 2004 Equity Incentive Plan (the “Plan”).
In addition to this Stock Option Data Sheet, you will need to carefully read your nonqualified stock option grant agreement (the “Agreement”), the Plan, and the Plan prospectus (the “Prospectus”) to understand the terms and conditions of your grant. These three documents, along with an extra copy of the Agreement for your signature, the current Annual Report, a Notice of Exercise and Instructions to the Notice of Exercise are attached to this Stock Option Data Sheet.
This option is a valuable security and should be safeguarded accordingly. After you have reviewed these documents and understand your rights and obligations, please sign the Acknowledgment attached to the Agreement and return the entire document via courier using the package provided. The Acknowledgment does not commit or obligate you to purchase any shares from this option.
It is your responsibility to exercise this option before it terminates.
Once you are able to begin exercising your option, you must complete a Notice of Exercise and submit it to Corporate Securities Administration (MS#49), along with a form of payment permitted under the option for the full purchase price of the shares being purchased.
If you have any questions, please feel free to contact Corporate Securities Administration at:
(650) CALL DNA (650-225-5362), or via e-mail at stockplan@gene.com

ACKNOWLEDGMENT
By accepting this option, I, «First_Name» «Middle_Name» «Last_Name»:
(a) agree that I have read the Agreement, the Stock Option Data Sheet, and the Prospectus, and have been able to access and view the Plan, and understand the rights and obligations with respect to this option as set forth in the Agreement and the Plan, including, for example, the rules on vesting and early termination;
(b) agree to all the terms and conditions contained in the Agreement, the Stock Option Data Sheet and the Plan; and
(c) agree that as of the date hereof, the Agreement, the Stock Option Data Sheet and the Plan set forth the entire understanding between the Company and me regarding the acquisition of the shares and supersede all prior oral and written agreements with respect thereto.

Date	Signature

Name (please print)

Address

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